UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 3, 2009

ELANDIA INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51805	71-0861848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

133 Sevilla Avenue

Coral Gables, FL 33134

(Address of principal executive offices) (Zip Code)

(305) 415-8830

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “eLandia,” the “Company,” “us,” “our” or “we” are to eLandia International Inc.

Item 7.01	Regulation FD Disclosure.

On June 2, 2009, we received a letter from the U.S. court-appointed Stanford International Bank, Ltd. and Stanford Group Company Receiver clarifying that the assets and business operations of eLandia and its subsidiaries are not part of the Stanford Financial Group Receivership Estate (the “Receiver Letter”). A copy of the Receiver Letter is attached as Exhibit 99.1 to this Current Report and incorporated by this reference. On June 3, 2009, we issued a press release announcing our receipt of the Receiver Letter. The press release is attached as Exhibit 99.2 to this Current Report and incorporated by this reference. The press release is also available through the Investor Relations link on our website, http://www.elandiagroup.com.

The information in this report (including Exhibits 99.1 and 99.2) is being furnished pursuant to Item 7.01 Regulation FD and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, unless specifically identified as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Stanford Receiver letter, dated June 2, 2009.

99.2	Press Release Issued by eLandia International Inc., dated June 3, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELANDIA INTERNATIONAL INC.

Dated: June 4, 2009	By:	/s/ Harley L. Rollins
Harley L. Rollins
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Stanford Receiver letter, dated June 2, 2009

99.2	Press Release Issued by eLandia International Inc., dated June 3, 2009.

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